三河华冠资源技术有限公司股权转让备忘录

Memorandum of Understanding Relating to
the Equity Transfer of Sanhe Sino-Top Resources & Technologies, Ltd.

本三河华冠资源技术有限公司股权转让备忘录（“本备忘录”）由以下双方于2017年1月20日在中国北京签署：

This Memorandum of Understanding relating to the equity transfer of Sanhe Sino-Top Resources & Technologies, Ltd. (the "MOU") is executed in Beijing, China on 20 January 2017 between the following two parties:

甲方：银龙资源公司（Sliver Dragon Resources Inc.）（“转让方”）
地址：加拿大安大略省多伦多市文波特路200号

Party A: Sliver Dragon Resources Inc. (the "Transferor")
Address: 200 Davenport Road, Toronto, Ontario, Canada

乙方：北京盛达实业集团股份有限公司（“受让方”）
地址：北京市丰台区南方庄158号

Party B: Beijing Shengda Industrial Group Ltd. (the "Transferee")
Address: No. 158 Nanfangzhuang, Fengtai District, Beijing, China

甲方和乙方以下单称“一方”，合称“双方”。

Party A and Party B are referred to hereafter each as a "Party" and collectively as "Parties".

双方经友好协商，甲方同意根据本备忘录所载列的条款和条件将其持有的目标公司20%的股权（占出资额554.594万美元，以下称“目标股权”）全部出售予乙方（“本次交易”），乙方同意根据本备忘录所载列的条款和条件购买目标股权，双方达成本备忘录如下：

After friendly consultations, Party A agrees to sell all of the 20% of the equity interests (total capital contribution of USD5,545,940, hereafter referred to as "Target Equity Interests") it holds in Sanhe Sino-Top Resources & Technologies, Ltd. (the "Target Company") to Party B in accordance with the terms and conditions set forth in this MOU (the "Transaction") and Party B agrees to purchase the Target Equity Interests in accordance with the terms and conditions set forth in the MOU, as follows:

第一条 转让对价及其支付

Article 1 Transfer Price and Payment of Transfer Price

1.1 目标股权的转让对价应以双方根据第 1.2 条聘任的两家独立评估机构所出具的针对大地采矿权（不包括任何负债）的评估结果（为依据。目标股权的转让对价（“转让对价”）应等于（甲方评估机构的评估值+乙方评估机构的评估值）÷ 2 * 20%。双方同意目标公司中除大地采矿权之外的所有其他资产（包括探矿权）视为没有价值。本次交易一旦交割，目标公司与甲方之间的所有贷款或付款予以豁免和废除。

The Transfer Price of the Target Equity Interests shall be determined based on the evaluation result of the Dadi mining rights (excluding any liabilities) issued by two independent appraisers appointed by the Parties in accordance with Article 1.2. The Transfer Price of the Target Equity Interests (the "Transfer Price") shall be equivalent to (the valuation result of the appraiser appointed by Party A + the valuation result of the appraiser appointed by Party B) ÷ 2 * 20%. The Parties agree that all the other assets including the exploration rights in the Target Company except for the Dadi mining rights shall be deemed to have no value. All the loans or advances that may be outstanding between the Target Company and Party A will be forgiven and nullified upon the completion of this Transaction.

1.2 双方一致同意，甲方和乙方应各自选任国际四大会计师事务所（德勤、普华永道、安永、毕马威）中的一家的任何境内或境外办事处作为大地采矿权的独立评估机构，其应与具备探矿权采矿权评估资格的一家矿权评估机构合作，根据中国资产评估的相关法规和矿业权评估准则完成评估工作。双方应在 2017 年 3 月 5 日之前各自指定评估机构，并与该评估机构正式签署聘任协议。

Party A and Party B agree to each elect one onshore or offshore office of one of the big four international accounting firms (Deloitte, PricewaterhouseCoopers, Ernst & Young and KPMG) as the independent appraiser of the Dadi mining rights, respectively. The relevant firms should complete the evaluation in cooperation with mining rights assessment organizations qualified for prospecting and mining rights assessment in accordance with the PRC laws with respect to the assets evaluation and the guidance of evaluating the mining rights. The

Parties must, by March 5, 2017, appoint the independent appraisers, and formally sign the appointment agreement with the independent appraisers.

1.3 双方同意大地采矿权的评估基准日应为 2017 年 3 月 1 日。双方应各自承担其聘任评估机构所产生的费用。

The Parties agree that the Valuation of the Dadi mining rights must reflect its value as at 1 March 2017. Each Party shall bear the costs incurred in the appointment of its independent appraiser, respectively.

1.4 目标股权的转让对价应以人民币计价，并应当一次性由乙方支付予甲方。具体的支付时间节点应根据第二条的规定进行。

The Transfer Price of the Target Equity Interests will be denominated in RMB and must be paid by Party B to Party A in one lump sum. The specific payment time must be in accordance with Article 2.

第二条 本次交易的时间表

Article 2 Time Schedule for this Transaction

2.1 本次交易应根据如下时间表进行：

The Transaction must be conducted in accordance with the following timetable:

（1） 双方同意要求其指定的独立评估机构自 2017 年 3 月 5 日起的 60 日内提交正式的独立评估报告，其中载明评估值。双方应在前述期限内交换独立评估报告，但若任何一方书面通知另一方需要更长的时间（惟应延长不超过 30 日）方可交换报告，则另一方应同意延长期限；

The Parties agree to require the appointed independent appraisers to submit the formal independent valuation reports setting out the valuation results within 60 days of 5 March 2017and the Parties agree to exchange the valuation reports within such period. Neverthelss, either Party may send a written notice to the other Party to request for the extension of no more than additional 30 days and the receiving Party shall give consent to such extension;

(2) 双方应于交换正式评估报告之日起五个工作日内签署适当反映本备忘录条款（包括但不限于本备忘录所约定的转让对价、支付条款、违约责任等，以下称“最低共识条款”）的股权转让协议；双方应尽合理最大努力在前述期间内订立股权转让协议。若双方未能在前述期间内就股权转让协议的所有条款取得一致，则双方应当在前述期间内就最低共识条款以及其他能够达成一致的条款订立股权转让协议；

Both Parties must sign an Equity Transfer Agreement to transfer the Target Equity Interests from Party A to Party B within five working days from the date of exchange of the formal evaluation report. The Equity Transfer Agreement must reflect the terms of this MOU and contain at least the Transfer Price, the payment terms set out in Articles 2.1(3) and (4), and the liability for breach of contract set out in Article 5 (the "Minimum Agreed Terms"). The Parties must use their best endeavours to enter into the Equity Transfer Agreement. If the Parties fail to agree on all the terms of the Equity Transfer Agreement, then the Parties must enter into the Equity Transfer Agreement with the Minimum Agreed Terms and any other terms on which the Parties are able to agree;

(3) 双方应于股权转让协议签署之日起五个工作日内，尽最大努力通力合作召开目标公司的董事会议审议本次交易及其项下的股权转让协议，且双方必须促使其委派至目标公司的董事在此等会议上就此等事宜投赞成票。甲方应自股权转让协议签署之日起五个工作日内向目标公司除双方以外的其他股东发出书面通知，寻求其他股东对于本次交易放弃优先受让权的书面同意。

The Parties must use its best endeavours to convene the board of directors of the Target Company to discuss the transaction and the Equity Transfer Agreement under the transaction within 5 working days from the signing date of the Equity Transfer Agreement, and both Parties must require the directors of the Target Company appointed by them to vote in favour of such matters at such meetings. Party A should, within five working days from the signing date of the Equity Transfer Agreement, give written notice to all the other shareholders of the Target

Company except for Party A and Party B to seek their written waiver of right of first refusal with regards to this transaction.

（4） 乙方应于目标公司董事会审议通过本次交易及股权转让协议，且目标公司的其他股东均已签署书面同意函之日起五个工作日内将全部转让对价一次性支付予双方共同在银行开立的托管账户，此等托管账户应由双方各指定一名人士作为共同签署人；尽管有前述约定，若甲方已根据第（3）项的规定向所有其他股东发出书面通知，而此等股东自收到通知之日起三十日内未予答复或未签署同意函的，双方应共同派代表于目标公司所在地的工商登记机关进行沟通，登记机关同意就本次交易办理转让登记的（包括以口头形式同意），乙方应自此日起五个工作日内将全部转让对价一次性支付予托管账户。

Party B must, within five working days from the date that the board of directors of the Target Company has approved this Transaction and Equity Transfer Agreement and all the other shareholders of the Target Company have signed the written consent, pay all the Transfer Price to an escrow account jointly opened by the Parties, each of whom shall designate one person as a joint signatory. Notwithstanding the foregoing, if Party A has given written notice to all other Shareholders pursuant to sub-clause (3)， and neither any response has been received nor consent executed within 30 days from the date of receipt of such notice, the parties should jointly send representatives to communicate with the local Administration of Industry and Commerce ("AIC") where the Target Company is located. Where AIC agrees to register the transaction (including verbal consent), Party B must effect the transfer of all the Transfer Price within five working days to the escrow account in one transfer.

（5） 一旦甲方根据股权转让协议的约定将目标股权转让予乙方并完成工商变更登记且跨境支付所涉及的外汇管理审批和/或备案手续均已完成，乙方应立即将全部转让对价一次性自托管账户支付至甲方所指定的银行账户，甲方应提供必要配合。

Once Party A transfers the Target Equity Interests to Party B by completing the change of business registration according to the agreement of Equity Transfer Agreement and the foreign

exchange administration approval and / or filing procedures involved in the overseas payment have been completed, Party B must immediately effect the transfer of all the Transfer Price to a bank account to be designated by Party A in one transfer from the escrow account and Party A shall provide necessary assistance.

第三条 乙方的义务

Article 3 Obligations of Party B

3.1 双方可以向独立评估机构提供有关的信息。乙方特此同意，在独立评估机构对于大地采矿权进行评估的过程中，将尽最大努力积极配合，并向甲方任命的独立评估机构提供所有其所要求的必要资料和信息，包括但不限于：

（1） 独立评估机构提出的所有必要的进入大地矿区的要求；
（2） 与大地矿区所有探矿和采矿的管理层员工进行合理会面接触；
（3） 大地矿区的所有探矿数据（存储于计算机的或纸质的），包括所有钻心结果、实验室分析数据以及其他的检测结果；
（4） 独立评估机构所要求的任何其他与大地矿区的工作文件或数据。

乙方应在任何一方聘请的独立评估机构提出有关要求后的七个工作日内，向其提供所需的任何上述文件、信息和安排有关会面。

While both Parties may provide any relevant information to the independent appraisers, Party B agrees that during the valuation of Dadi mining rights by the independent appraisers, it must use its best endeavours to actively cooperate with and provide all necessary documents and information to any independent appraiser as it may request, including but not limited to:

a) all necessary access to the Dadi site as may be required by the independent appraiser;
b) reasonable access to all the exploration and mining management staff at the Dadi site;

c) all exploration data on the Dadi in soft or hard copies site including all core results, laboratory analysis and other test results; and
d) any other working papers or data in relation to the Dadi site as may be required by the independent appraiser.

The provision by Party B of any documents and information and the allowance by Party B to any access as stated above must be done within 7 business days of the revelant request of any Party's independent appraiser.

3.2 乙方同意，股权转让协议一经签署，就转让对价需由人民币兑换为美元，并自中国境内支付至甲方指定的境外银行账户所涉及的所有外汇管理审批和/或备案手续，乙方将尽最大努力提供配合和协助，包括但不限于与有权外汇管理部门和银行会面并向其提供所需的申请文件。

Party B agrees that upon the signing of the Equity Transfer Agreement, it will use its best endeavours to provide cooperation and assistance in respect of all foreign exchange administration approval and / or filing procedures involved in the Transfer Price to be made from RMB to USD and paid from China to an overseas bank account to be designated by Party A, including but not limited to meeting the competent foreign exchange authorities and banks and providing the necessary foreign exchange application documents to them.

3.3 若乙方未能适当履行其在第 3.1 条项下的协助义务，甲方仍可以指示评估机构继续进行评估，基于评估机构所掌握的或可取得的信息，决定大地采矿权所可能的最高价值。

If Party B fails to fulfil its obligations under Article 3.1 properly, Party A may nevertheless instruct its independent appraiser to proceed with producing a valuation result which reflects the maximum possible value of the Dadi mining rights based on whatever available information it has or is able to obtain.

第四条 甲方的义务

Article 4 Obligations of Party A

4.1 甲方同意配合乙方办理就完成本次交易所需的地方商务部门和工商部门的审批和/或备案手续。

Party A agrees to assist Party B in completing the approval and / or filing procedure with local Ministry of Commerce and AIC.

4.2 甲方同意就本次交易（包括本次交易项下法律文件的授权签署人）取得甲方内部权力机构的批准，并向乙方提供有关的书面决议文件（及其中文翻译）。

Party A agrees to obtain the approval of its internal power organization with regards to this Transaction and the authorized signatory of the legal documents under this Transaction, and provide Party B with the relevant written resolution together with its Chinese translation.

4.3 甲方同意就本次交易寻求目标公司其他股东关于放弃优先受让权的书面同意，乙方同意提供必要的协助。

Party A agrees to seek the written waiver of right of first refusal from all the other shareholders of the Target Company except for Party A and Party B, while Party B agrees to provide any necessary assistance in this regard.

第五条 违约责任

Article 5 Liability for Breach of Contract

5.1 乙方故意不履行其在本备忘录项下的任何义务将视为对本备忘录的重大违反。乙方同意向甲方支付转让对价的 30%作为违约赔偿金。双方在此不可撤销地同意该等违约金是对于乙方此等重大违约时甲方将遭受的实际损失的合理预计，且双方同意违约金将构成乙方对于甲方的负债。

Wilful failure by Party B to perform any of its obligations under the MOU will be deemed a material breach of the MOU, in which case Party B agrees to pay Party A 30% of Transfer Price as liquidated damages. The Parties hereby irrevocably agree that such liquidated damages are reasonable estimates of the actual losses to be suffered by Party A in the event of such material breach by

Party B, and the Parties agree that that amount will be a debt owed by Party B to Party A.

5.2 乙方须自甲方向其发出书面违约通知之日起十个工作日内向甲方支付第 5.1 条规定的违约赔偿金。未能如期支付的，该等违约金应以年息 10%的方式按日计算违约利息。

Party B must pay to Party A the liquidated damages referred to in Article 5.1 within 10 working days from the date on which Party A gives a written notice of the material breach. If such payment is not made as scheduled, interest on the amount will accrue on a daily basis at a rate of 10% per annum.

5.3 甲方故意不履行其在本备忘录项下的任何义务将视为对本备忘录的重大违反。甲方同意向乙方支付转让对价的 30%作为违约赔偿金。双方在此不可撤销地同意该等违约金是对于甲方此等重大违约时乙方将遭受的实际损失的合理预计，且双方同意违约金将构成甲方对于乙方的负债。

Wilful failure by Party A to perform any of its obligations under the MOU will be deemed a material breach of the MOU, in which case Party A agrees to pay Party B 30% of Transfer Price as liquidated damages. The Parties hereby irrevocably agree that such liquidated damages are reasonable estimates of the actual losses to be suffered by Party B in the event of such material breach by Party A, and the Parties agree that that amount will be a debt owed by Party A to Party B.

5.4 甲方须自乙方向其发出书面违约通知之日起十个工作日内向乙方支付第 5.3 条规定的违约赔偿金。未能如期支付的，该等违约金应以年息 10%的方式按日计算违约利息。

Party A must pay to Party B the liquidated damages referred to in Article 5.3 within 10 working days from the date on which Party B gives a written notice of the material breach. If such payment is not made as scheduled, interest on the amount will accrue on a daily basis at a rate of 10% per annum.

5.5 受限于第 2.1（4）条的规定，双方同意，若甲方未能取得目标公司除双方以外的其他所有股东就本次交易放弃优先受让权的书面同

意，本备忘录及本次交易应被终止，但并不构成任何一方的违约。若根据第 2.1（4）条工商登记机关同意就本次交易办理转让登记的，本次交易应继续进行。

Subject to Article 2.1(4), the Parties agree that if Party A fails to obtain the written waiver of right of first refusal from all the other shareholders of the Target Company except for Party A and Party B, the MOU and this Transaction will be terminated and it will not be deemed a breach of the MOU by either Party. In the event that the local AIC agrees to make the registration of this Transaction in accordance with Article 2.1(4), this Transaction shall proceed.

第六条 一般条款

Article 6 General Provisions

6.1 本备忘录自双方签署之日起生效。自生效日起，本备忘录作为协议对于双方具有法律约束力并可执行。

This MOU becomes effective on the date of signature by both Parties, whereupon this MOU is binding and enforceable between the Parties as a contract.

6.2 本备忘录适用中华人民共和国法律，并根据其解释。本备忘录中文与英文版本存在不一致的，应以中文版本为准。

This MOU is governed by and construed in accordance with the laws of the People's Republic of China ("PRC"). If there is any inconsistency between the English version and the Chinese version, the Chinese version shall prevail.

6.3 若本次交易未能完成交割，本备忘录绝对不会影响甲方作为目标公司股东已产生的权利。

In the event of non-completion of this Transaction, this MOU will not in any way affect the accrued rights of Party A as an equity interest holder of the Target Company.

6.4 凡因本备忘录所引起的或与之相关的任何争议、纠纷、分歧或索赔，包括本备忘录的存在、效力、解释、履行、违反或终止，或因

本备忘录引起的或与之相关的任何非合同性争议，均应提交由中国国际经济贸易仲裁委员会的仲裁，并按照提交仲裁通知时有效的《中国国际经济贸易仲裁委员会仲裁规则》最终解决。本仲裁条款适用的法律为中国法，仲裁地点为北京，仲裁员人数为三名。仲裁程序应按照中文和英语双语来进行。

Any dispute, controversy, difference or claim arising out of or relating to this MOU, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the China International Economic and Trade Arbitration Commission under the China International Economic and Trade Arbitration Commission CIETAC Arbitration Rules in force when the notice of arbitration is submitted. The law of this arbitration clause is the PRC law. The seat of arbitration will be Beijing and the number of arbitrators will be three. The arbitration proceedings shall be conducted in Chinese and in English.

甲方：银龙资源公司（Sliver Dragon Resources Inc.）
Party A: Sliver Dragon Resources Inc.

授权签署人：Marc Hazout
Authorized Signatory: Marc Hazout

乙方：北京盛达实业集团股份有限公司
Party B: Beijing Shengda Industrial Group Ltd.

授权签署人（加盖公章）：高国栋
Authorized Signatory (and affix the company chop): Gao Guodong